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                                                                     EXHIBIT 4.2

                           HILLMAN INVESTMENT COMPANY

                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of March 31, 2004, by and among (i) Hillman Investment Company, a Delaware corporation (the "Company"), (ii) Code Hennessy & Simmons IV LP ("CHS" and, together with any partner or an affiliated fund of CHS and any other co-investor of such funds (including Randolph Street Partners VI) set forth from time to time on the attached Schedule of Stockholders under the heading "CHS Group" that at any time acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement, the "CHS Group"), (iii) Ontario Teachers' Pension Plan Board, an Ontario corporation ("Teachers", and together with each Person within the CHS Group, the "Investors"), (iv) each executive employee on the attached Schedule of Stockholders under the heading "Executives" and any other executive employee of the Company or its Subsidiaries who, at any time, acquires securities, or options to acquire securities, of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive" and collectively, the "Executives"), (v) HarbourVest Partners VI - Direct Fund, L.P., a Delaware limited partnership ("HarbourVest"), and (vi) each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading "Other Investors" who, at any time, acquires securities of the Company in accordance with the terms hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Other Investor" and collectively, the "Other Investors"). The Investors, the Executives, HarbourVest and the Other Investors are collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein and not otherwise defined are defined in Section 5 hereof.

            HCI Acquisition Corp., a Delaware corporation ("HCI"), The Hillman Companies, Inc., a Delaware corporation and the direct parent of the Company ("Hillman"), and the stockholders and optionholders of Hillman have entered into the Agreement and Plan of Merger, dated as of February 14, 2004 (the "Merger Agreement"), pursuant to which HCI was merged with and into Hillman on the date hereof (the "Merger") with Hillman being the surviving corporation in the Merger.

            In connection with the consummation of the Merger, the Investors and HarbourVest acquired shares of the Preferred Stock pursuant to the Investment Company Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Investors and HarbourVest (the "Securities Purchase Agreement").

            HCI, each Executive and, by virtue of the consummation of the Merger and execution by the Company of a joinder agreement, the Company are parties to an Executive Securities Agreement dated as of the date hereof (such agreements, together with any similar agreements entered into after the date hereof with any Executives, the "Executive Securities Agreements"), pursuant to which each Executive shall acquire certain options exercisable for Preferred Stock upon consummation of the Merger.

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            The Company and the Stockholders desire to enter into this Agreement for the purpose, among others, of (i) limiting the manner and terms by which shares of capital stock, and options for capital stock, in the Company may be transferred and (ii) assuring continuity in the ownership of the Company. The execution and delivery of this Agreement is a condition to the Investors' and HarbourVest's purchase of Preferred Stock pursuant to the Securities Purchase Agreement.

            In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            1. Representations and Warranties. Each Stockholder hereby represents and warrants that (a) such Stockholder will, upon the consummation of the transactions contemplated in connection herewith, be the record owner of the amount of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and
(c) such Stockholder is not a party to any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall become party to any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

            2.    Restrictions on Transfer of Securities.

            (a) Transfer of Stockholder Shares. No holder of Stockholder Shares may sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Stockholder Shares (a "Transfer"), except Transfers pursuant to and in accordance with the provisions of Sections 2(b), Section 2(c) or
Section 3 of this Agreement or in connection with a Sale of the Company or as contemplated under the Executive Securities Agreements; provided that in no event shall any Transfer (other than a Transfer made pursuant to Sections 2(b) or 2(c)) be made without the prior written consent of (i) a majority of the Company's board of directors (the "Board"), in the case of a Transfer by a Holder (other than the CHS Group and Teachers), (ii) CHS, in the case of a Transfer by Teachers and (iii) Teachers, in the case of a Transfer by a member of the CHS Group; and provided, further, that any such written consent shall not be unreasonably withheld.

            (b)   Permitted Transfers. The restrictions set forth in this
Section 2 shall not apply with respect to any Transfer made (i) pursuant to the terms of any Executive Securities Agreement between the Company and any of its executives, (ii) in the case of any holder of Stockholder Shares who is an individual, pursuant to applicable laws of descent and distribution or to such holder's legal guardian in the case of any mental incapacity or among such holder's Family Group, (iii) in the case of any holder of Stockholder Shares which is an entity, among its Affiliates or (iv) in a Sale of the Company. The restrictions contained in this Section 2 will continue to be applicable to Stockholder Shares after any Transfer under this Section 2 and the transferees of such Stockholder Shares will agree in writing to be bound by the provisions of this Agreement upon or prior to any such Transfer. Any transferee of Stockholder Shares pursuant to a transfer in accordance with the provisions of this Section 2(b) is herein referred to as a

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"Permitted Transferee." No less than 10 days prior to the Transfer of
Stockholder Shares pursuant to this Section 2(b), the proposed transferee(s) shall deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such transferee.

            (c) Transfers to CHS and Teachers. Prior to any sale or other Transfer of Stockholder Shares by any Stockholder (other than a member of the CHS Group or Teachers) (the "Transferring Stockholder") to either any member of the CHS Group or Teachers (the "Transferee Investor"), the Transferring Stockholder shall give written notice (the "Investor Sale Notice") of the price and other material terms of such sale or other Transfer to whichever of CHS or Teachers is not the Transferee Investor in such sale or other Transfer (the "Other Investor"). The Other Investor may, within 15 days following receipt of the Investor Sale Notice, give to the Transfering Stockholder and the Transferee Investor a written notice indicating that it desires to purchase or otherwise acquire a portion of the Stockholder Shares being sold or Transferred in such sale or other Transfer in accordance with the terms of this Section 2(c). If the Other Investor elects to purchase or otherwise acquire Stockholder Shares in such sale or other Transfer, the Other Investor will be entitled to purchase or otherwise acquire in the proposed sale or other Transfer, at the same price and on the same terms and conditions, an amount of Stockholder Shares of the type proposed to be sold or Transferred equal to the product of (i) the quotient determined by dividing (x) the amount of such class of Stockholder Shares owned by the Other Investor by (y) the aggregate amount of such class of Stockholder Shares owned by the Transferee Investor and the Other Investor, multiplied by
(ii) the amount of such class of Stockholder Shares to be sold or Transferred in such contemplated sale or Transfer.

            (d) No Transfers to Competitors. Notwithstanding anything herein to the contrary, no Transfer shall be made to a Person determined by the Board to be a competitor of Hillman or the Company or any of their respective Subsidiaries.

            (e) Termination. The provisions of this Section 2 will terminate automatically and be of no further force and effect upon the first to occur of
(i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.

            3.    Participation Rights.

            (a) Prior to any sale (a "Sale") of Stockholder Shares by any Investor or HarbourVest (the "Transferring Investor"), the Transferring Investor shall give written notice of the price and other material terms of the Sale (a "Sale Notice") to the Company and the other Stockholders (collectively, the "Other Stockholders"). Each Other Stockholder may, within 15 days following receipt of the Sale Notice, give to the Company a written notice (a "Co-Sale Notice") indicating that it desires to participate in the proposed Sale. If any Other Stockholders have elected to participate in such Transfer, each such Other Stockholder will be entitled to sell in the proposed sale, at the same price and on the same terms and conditions, an amount of Stockholder Shares of the type proposed to be transferred equal to the product of (i) the quotient determined by dividing (x) the amount of such class of Stockholder Shares owned by such Other Stockholder by (y) the aggregate amount of such class of Stockholder Shares owned by all of the holders of Stockholder Shares participating in such proposed Sale, multiplied by (ii) the amount of such class of Stockholder Shares to be sold in the contemplated Sale. For the purposes of this Section 3(a), the Stockholder Shares of an employee of the Company or any of its Subsidiaries

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shall be the Purchased Equity (as defined in the Executive Securities
Agreements) only, if any, held by such individual pursuant his Executive Securities Agreement.

            (b) The Transferring Investor shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders who have elected to participate in any contemplated Sale, and the Transferring Investor shall not sell any of its Stockholder Shares if the prospective transferee(s) decline(s) to allow the participation of the Other Stockholders who have elected to participate. Each Stockholder transferring Stockholder Shares pursuant to this Section 3 shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on the same pro rata basis in any indemnification or other obligations that the Transferring Investor agrees to provide in connection with such transfer.

            (c) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 3 shall not apply to (i) any Transfer of Stockholder Shares by any Investor to or among its Affiliates, (ii) Transfers pursuant to Section 2(c) or (iii) a Transfer pursuant to a Sale of the Company; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

            (d) The provisions of this Section 3 will terminate automatically and be of no further force and effect upon the first to occur of (i) the consummation of a Public Offering and (ii) the consummation of a Sale of the Company.

            4.    Additional Restrictions on Transfer.

            (a) Restricted Securities Legend. The Stockholder Shares have not been registered under the 1933 Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is then available. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 31, 2004 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 31, 2004,

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      AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THE
      SECURITIES (THE "COMPANY"), AND CERTAIN OTHER PERSONS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any Stockholder Shares which cease to be Stockholder Shares in accordance with the definition thereof.

            (b) Opinion of Counsel. No holder of Stockholder Shares may sell, transfer or dispose any of its Stockholder Shares except pursuant to an effective registration statement under the 1933 Act, a Sale of the Company, pursuant to the terms of an Executive Securities Agreement between the Company and an executive of the Company, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer; provided, however, that no such opinion shall be required for a sale of Stockholder Shares pursuant to Rule 144 of the Securities and Exchange Commission or a Transfer by any Stockholder to an Affiliate of such Stockholder.

            5.    Definitions.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

            "Agreement" shall have the meaning set forth in the preface.

            "CHS" shall have the meaning set forth in the preface.

            "CHS Shares" means any Stockholder Shares issued to or held by any member of the CHS Group.

            "Common Stock" means the Company's common stock, par value $0.01 per share.

            "Company" shall have the meaning set forth in the preface.

            "Family Group" means (i) a Person's spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person's spouse and/or descendants and (iii) any entity wholly owned by the Person.

            "Hillman Common Stock" means Hillman's Class A Common Stock, par value $0.01 per share, Class B Common Stock, par value $0.01 per share, and Class C Common Stock, par value $0.01 per share.

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            "Hillman Preferred Stock" means Hillman's Class A Preferred Stock, par value $0.01 per share.

            "Hillman Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, among Hillman and its stockholders, as amended from time to time in accordance with its terms.

            "Holder" means each holder of Stockholder Shares.

            "1933 Act" means the Securities Act of 1933, as amended from time to time.

            "Other Investor" and "Other Investors" shall have the meaning set forth in the preface.

            "Original Cost" has the meaning set forth in the Hillman Stockholders Agreement.

            "Other Stockholders" shall have the meaning set forth in Section 3.

            "Permitted Transferees" shall have the meaning set forth in Section 2(b).

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Preferred Stock" means the Company's Class A Preferred Stock, par value $0.01 per share.

            "Public Offering" means an underwritten public offering and sale, registered under the 1933 Act, of shares of the Company's Common Stock or Hillman's Common Stock.

            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the 1933 Act (other than Rule 144(k) prior to a Public Offering).

            "Sale" shall have the meaning set forth in Section 3.

            "Sale Notice" shall have the meaning set forth in Section 3.

            "Sale of the Company" means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise), (ii) all or substantially all of the Company's assets determined on a consolidated basis, (iii) capital stock of Hillman possessing

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the voting power (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect a majority of Hillman's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of Hillman's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (iv) all or substantially all of Hillman's assets determined on a consolidated basis; provided, that a Sale of the Company shall not include a Public Offering.

            "Stockholder" and "Stockholders" shall have the meaning set forth in the preface.

            "Stockholder Shares" means any of the following held by any Stockholder, any Permitted Transferee or any transferee in connection with any Transfer or issuance (other than pursuant to a Public Sale or a Sale of the Company or pursuant to Section 3): (i) any shares of Preferred Stock or other equity interests in the Company or any successor thereto, (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Preferred Stock or other equity interests in the Company or any successor thereto, whether or not then exercisable or convertible, (iii) any interests, stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Preferred Stock or other equity interests in the Company or any successor thereto, whether or not then convertible or exchangeable, (iv) any Preferred Stock or other equity interests in the Company or any successor thereto issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of dividend, distribution, split or combination or in connection with any recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Stockholder Shares, such securities will cease to be Stockholder Shares when they have been transferred in a Public Sale or Sale of the Company or have been repurchased by the Company or any Subsidiary of the Company.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            6.    Transfers.

            (a) Transferees. The provisions of this Agreement shall continue to be applicable to the Stockholder Shares after any Transfer of such Stockholder Shares (other than

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pursuant to a Sale of the Company or a Public Offering), and each transferee of such Stockholder Shares shall, as a condition to any such Transfer, agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred.

            (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

            7. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, CHS and, for so long as Teachers and its Affiliates own Stockholder Shares and shares of Hillman Common Stock and Hillman Preferred Stock with an aggregate Original Cost to Teachers of at least $25,000,000, Teachers; provided that, in the event an amendment, modification or waiver would treat a class or group of holders of Stockholder Shares in a manner materially and adversely differently from any other class or group of holders of Stockholder Shares, then such amendment, modification or waiver will also require the consent of the holder or the holders of a majority of the Stockholder Shares of such class or group so materially adversely affected thereby; provided, further, that no amendment or modification that by its terms expressly amends in an adverse manner (x) any right specifically granted to a particular Stockholder (or a particular group of Stockholders) hereunder or (y) any obligation of any Stockholder or particular group of Stockholders (including without limitation by adding any new obligation) hereunder shall be effective without the prior written consent of such Stockholder(s); provided, further, that no amendment to Section 3 or 7 (to the extent it amends this proviso) hereof shall be effective without the prior written approval of HarbourVest; and provided, further, that no amendment to this Section 7 shall be made without the consent of Teachers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereto agree that the addition of new parties to this Agreement without any other modifications, amendments or waivers (including other executives of the Company who purchase securities of the Company and persons complying with Section 8 hereof) with the consent of CHS shall not constitute a modification, amendment or waiver of this Agreement.

            8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            9. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings,

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agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            10. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares; provided that the rights and obligations of the Stockholders under this Agreement may not be assigned except in connection with a permitted transfer of Stockholder Shares hereunder.

            11. Counterparts; Facsimile Signature. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

            12. Remedies. Each of the parties to this Agreement shall be entitled to enforce his, her or its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in his, her or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            13. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent via facsimile, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule of Stockholders attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                  Hillman Investment Company
                  c/o The Hillman Companies, Inc.
                  10590 Hamilton Avenue
                  Cincinnati, Ohio 45231
                  Attention: Chief Executive Officer

            with a copy (which will not constitute notice to the Company) to:

                  Code Hennessy & Simmons IV LP
                  10 South Wacker Drive, Suite 3175
                  Chicago, Illinois  60606
                  Attention:  Peter M. Gotsch

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

                  and

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, IL  60601

                  Attention:  Stephen L. Ritchie, P.C.

            14. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            15. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

            16. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            17. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

                                    * * * * *

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

                  IN WITNESS WHEREOF, the parties hereto have executed this Hillman Investment Company Stockholders Agreement on the day and year first above written.

COMPANY:                            HILLMAN INVESTMENT COMPANY

                                    By:  /s/ MAX W. HILLMAN
                                         ---------------------------------------

                                    Its:
                                         ---------------------------------------

CHS GROUP:                          CODE HENNESSY & SIMMONS IV LP

                                    By:  CHS Management IV LP
                                    Its: General Partner

                                    By:  Code Hennessy & Simmons LLC
                                    Its: General Partner

                                    By:  /s/ PETER M. GOTSCH
                                         ---------------------------------------
                                             Peter M. Gotsch
                                             Partner

                                    CHS ASSOCIATES IV LP

                                    By:  CHS Management IV LP
                                    Its: General Partner

                                    By:  Code Hennessy & Simmons LLC
                                    Its: General Partner

                                    By:  /s/ PETER M. GOTSCH
                                         ---------------------------------------
                                             Peter M. Gotsch
                                             Partner

                                    RANDOLPH STREET PARTNERS VI

                                    By:  /s/ STEPHEN L. RITCHIE
                                         ---------------------------------------

                                             Managing Partner

                                    /s/ PAIGE WALSH
                                    --------------------------------------------
                                    Paige Walsh

      [Signature Page to Hillman Investment Company Stockholders Agreement]

TEACHERS:                           ONTARIO TEACHERS' PENSION PLAN BOARD

                                    By:  /s/ J. MARK MACDONALD
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

                                    HARBOURVEST PARTNERS VI - DIRECT FUND, L.P.

HARBOURVEST:                        By:  HarbourVest VI - Direct Associates LLC
                                    Its: General Partner

                                    By:  HarbourVest Partners, LLC
                                    Its: Managing Member

                                    By:  /s/ WILLIAM A. JOHNSTON
                                         -----------------------

      [Signature Page to Hillman Investment Company Stockholders Agreement]

EXECUTIVES:                         /s/ Max W. Hillman Jr.
                                    --------------------------------------------
                                    Max W. Hillman Jr.

                                    /s/ Richard P. Hillman
                                    --------------------------------------------
                                    Richard P. Hillman

                                    /s/ James P. Waters
                                    --------------------------------------------
                                    James P. Waters

                                    /s/ Dennis Blake
                                    --------------------------------------------
                                    Dennis Blake

                                    /s/ Gary Seeds
                                    --------------------------------------------
                                    Gary Seeds

                                    /s/ Ken Foskey
                                    --------------------------------------------
                                    Ken Foskey

                                    /s/ Terry Rowe
                                    --------------------------------------------
                                    Terry Rowe

                                    /s/ George Heredia
                                    --------------------------------------------
                                    George Heredia

                                    /s/ Rick Buller
                                    --------------------------------------------
                                    Rick Buller

                                    /s/ John Marshall
                                    --------------------------------------------
                                    John Marshall

      [Signature Page to Hillman Investment Company Stockholders Agreement]